UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 20, 2014

SEACHANGE INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	0-21393	04-3197974
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

50 Nagog Park, Acton, MA		01720
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number including area code: (978) 897-0100

No change since last report

(Former Name or Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

Raghu Rau is retiring as Chief Executive Officer and as a Class I Director of SeaChange International, Inc. (“SeaChange”), effective October 20, 2014.

On October 20, 2014, the Board of Directors of SeaChange appointed Jay Samit as the Chief Executive Officer and as a Class I Director (with a term to expire at the 2015 annual meeting) of SeaChange, effective October 20, 2014.

Mr. Samit, 53, served as President of ooVoo from May 2011 to January 2013 and previously served as Chief Executive Officer of SocialVibe from October 2009 to January 2011, Chairman of Digital Containers from January 2008 to December 2008, and Executive Vice President & GM of Sony Corporation of America from June 2003 to June 2007. Mr. Samit has also served on the Board of Directors of Equal Earth from August 2014 to present, in addition to being an Adjunct Professor at the USC Viterbi School of Engineering from August 2011 to present; Executive Chairman of Realty Mogul from June 2012 to June 2014; Board Advisor to SONICO from January 2010 to December 2010; Senior Strategic Advisor to LinkedIn from April 2008 to December 2010; and Advisory Board member to USC Stevens Institute for Innovation from May 2007 to December 2010.

The following Exhibits are attached to this report:

Exhibit No.	Description

99.1	Press release issued by SeaChange International, Inc., dated October 21, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SEACHANGE INTERNATIONAL, INC.

By:	/s/ Anthony Dias
Anthony Dias, Chief Financial Officer, Senior Vice President Finance and Administration, and Treasurer

Dated: October 21, 2014

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release issued by SeaChange International, Inc., dated October 21, 2014